Exhibit 99.1

news release
Fourth Quarter and Full Year 2006 Results

Contacts:

Investors – Tom McCallum
800/497-6329

Media – Tyler D. Gronbach
919/297-1541

R.H. DONNELLEY EXCEEDS 2006 EBITDA GUIDANCE -
ACHIEVES KEY INITIATIVES

•	Significant Progress on Dex Integration

•	Builds Solid Foundation in AT&T Markets

•	Advances Digital Strategy

•	Repays Over $660 Million of Debt

CARY, N.C., March 1, 2007 -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation’s leading Yellow Pages and online local commercial search companies, today reported full year 2006 pro forma adjusted free cash flow of $736 million and GAAP cash flow from operations of $768 million.  Advertising sales during the full year were $2,648 million, down 1.7 percent from the prior year.  GAAP net revenue for the full year 2006 was $1,896 million.  Pro forma adjusted EBITDA, excluding FAS 123 R expense, for the full year was $1,490 million, and GAAP operating income for the same period was $443 million.  After repaying $662 million of debt during 2006, year-end net debt outstanding, excluding the purchase accounting fair value adjustment, was $10,051 million.  On a GAAP basis, year-end net debt was $10,247 million.

“In 2006, we took significant steps to further improve our ability to deliver value to advertisers both near and long-term,” said David C. Swanson, chairman and CEO of R.H. Donnelley.  “We also made great strides toward our 2006 key initiatives.  First, I am very pleased with the progress we made integrating Dex: implementing the RHD business process, delivering on synergies, strengthening sales training and sales incentives and creating a one-team environment.  Second, we took major actions to position the AT&T markets for improved sustainable performance.

Third, we significantly strengthened our digital product strategy by putting the pieces in place for “Triple Play”.  This strategy helps advertisers grow their businesses by enabling our highly trained marketing consultants to deliver a solution set that includes leading print directories, our enhanced online search site and search engine marketing and optimization.  Lastly, we generated strong free cash flow that was primarily used to repay debt to enhance shareholder value.”

Swanson continued, “The fourth quarter was a solid finish to 2006, a year of enormous transition.  We generated ad sales in the fourth quarter of $683 million, a -1.6% change, which allowed us to slightly exceed our full year ad sales guidance.  I am also pleased with the financial performance in the quarter.  We delivered strong EBITDA, healthy free cash flow and higher net synergies, while improving our capital structure by repurchasing warrants and eliminating the private equity overhang.”

Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and the schedule footnotes of this press release, which should be thoroughly reviewed.

RHD is currently in the process of evaluating the appropriate accounting treatment with respect to certain non-cash state tax items for 2006.  Because this analysis is not yet complete, the financial results provided in this release do not include tax related items and items affected by tax.  The Company estimates the non-cash, deferred tax items currently being reviewed total approximately $30 million.  The Company plans on filing a Form 12b-25 with the SEC for an extension and will file its Form 10-K as soon as practicable.

Outlook

The Company affirms its guidance for full year 2007 provided on December 5, 2006 that is summarized below:

•	Positive advertising sales growth.

•	Net revenue of approximately $2.67 billion.

•	EBITDA, excluding FAS 123 R and cost uplift, of approximately $1.44 billion.

•	Free cash flow of approximately $615 million.

•	Net debt, excluding purchase accounting fair value adjustment, at year end of approximately $9.5 billion.

•	Weighted average fully diluted shares outstanding during 2007 of approximately 71.8 million.

See Schedule 8c for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures.

Fourth Quarter and Full Year Conference Call

R.H. Donnelley will host a conference call to discuss the fourth quarter and full year 2006 results today at 10:00 a.m. (ET).  The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international).  The pass code for the call is “RHD”.  Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time.  The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on “Investor Relations” and following the instructions provided.  Those unable to participate at the scheduled time may access a recorded replay by dialing 888-566-0577 (domestic) or 203-369-3615 (international).  The recording will be available through March 15, 2007.  There is no pass code for the replay.  In addition, an archived version of the Web cast will be available on RHD’s Web site for up to one year from the date of the call.

About R.H. Donnelley

R.H. Donnelley (RHD) is one of the nation’s leading Yellow Pages and online local commercial search companies.  The company has more than 4,400 employees operating in 28 states across the United States.  Every day, consumers rely on the company’s more than 700 directories, online city guides and local search Web sites to find businesses that provide the products and services they need.  RHD’s directories, which have a circulation of approximately 80 million, are marketed under three of the industry’s most recognized brands: AT&T Yellow Pages in Illinois and northwest Indiana; Dex® Yellow Pages and EMBARQ Yellow Pages™.  R.H. Donnelley’s expanding presence on the Internet now includes the Best Red Yellow Pages® brand at bestredyp.com® in its EMBARQ Yellow Pages markets, in RHD’s AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through Dex at DexOnline.com®.

Comparative Financial Results And Other Disclosure

Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated purchase accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the company’s underlying operational or financial performance.  Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period.  Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

Adjusted and pro forma adjusted results for 2006 discussed in this press release and the attached schedules reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.  In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt balance described in footnote 4 of the accompanying Schedule 10. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Combined adjusted 2005 results included in the attached schedules reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex Media reported GAAP results for the period.

The adjusted, pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method.  As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories that were not yet published at the transaction date has been excluded from adjusted, pro forma adjusted and combined adjusted results. See Schedules 6 and 7 for details of all adjustments to the reported GAAP results.

Safe Harbor Provision

Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets.  Additional factors that could cause RHD’s results to differ materially from those described in the forward-looking statements are described in detail in RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A “Risk Factors” as well as RHD’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Pre-Tax (Loss) Income for the three months ended December 31, 2006 and 2005 and years ended December 31, 2006 and 2005

Schedule 3:

Unaudited Condensed Consolidated Adjusted and Combined Adjusted Statements of Pre-Tax Income for the three months ended December 31, 2006 and 2005 and Unaudited Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Pre-Tax Income for the years ended December 31, 2006 and 2005

Schedule 4:	Unaudited Selected Balance Sheet Data at December 31, 2006 and December 31, 2005

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended December 31, 2006 and 2005 and years ended December 31, 2006 and 2005

Schedule 6:	Reconciliation of Reported to Unaudited Condensed Consolidated Adjusted and Combined Adjusted Statements of Pre-Tax (Loss) Income for the three months ended December 31, 2006 and 2005

Schedule 7:	Reconciliation of Reported to Unaudited Condensed Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Pre-Tax (Loss) Income for the years ended December 31, 2006 and 2005

Schedule 8:	Reconciliation of Non-GAAP Measures

Schedule 9:	Statistical Measures - Advertising Sales

Schedule 10:	Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PRE-TAX (LOSS) INCOME

Amounts in millions

	Three months ended December 31,		Years ended December 31,

	2006 Reported	2005 Reported	2006 Reported	2005 Reported

Net revenue (1)	$618.9	$261.1	$1,895.9	$956.6
Expenses	341.7	128.4	1,129.5	496.3
Depreciation and amortization	90.4	21.4	323.6	85.1

Operating income	186.8	111.3	442.8	375.2
Interest expense, net	(207.4)	(90.6)	(765.0)	(264.5)

Pre-tax (loss) income	$(20.6)	$20.7	$(322.2)	$110.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:   These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED CONDENSED CONSOLIDATED ADJUSTED, PRO FORMA
ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF PRE-TAX INCOME

Amounts in millions

	Three months ended December 31,		Years ended December 31,

	2006 Adjusted (2)	2005 Combined Adjusted (2)	2006 Pro Forma Adjusted (2)	2005 Combined Adjusted (2)

Net revenue (1)	$666.2	$675.1	$2,685.1	$2,700.0
Expenses	320.0	325.8	1,238.3	1,203.6

Depreciation and amortization	90.4		344.1

Operating income	255.8		1,102.7
Interest expense, net	(209.8)		(844.2)

Pre-tax income	$46.0		$258.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

See Schedules 6 and 7 for a reconciliation of reported to adjusted, pro forma adjusted and combined adjusted amounts.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 4
UNAUDITED SELECTED BALANCE SHEET DATA

Amounts in millions

	December 31, 2006	December 31, 2005

Assets
Cash and cash equivalents	$156.2	$7.8
Accounts receivable, net	1,048.3	451.6
Deferred directory costs	211.8	67.7
Fixed assets and computer software, net	159.4	55.7
Current Liabilities
Deferred directory revenue	1,197.8	457.7
Current portion of long-term debt	382.6	100.2
Long Term Liabilities
Long-term debt	10,020.5	2,978.6

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 5
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions

	Reported Three Months ended December 31, 2006	Reported Three Months ended December 31, 2005	Reported Year ended December 31, 2006	Reported Year ended December 31, 2005

Operating activities:
Net cash provided by operating activities	$201.9	$77.7	$768.3	$392.1
Investment activities:
Additions to fixed assets and computer software	(36.6)	(11.1)	(78.5)	(31.6)
Acquisitions, net of cash received	(0.1)	(6.5)	(1,901.5)	(6.5)

Net cash used in investing activities	(36.7)	(17.6)	(1,980.0)	(38.1)
Financing activities:
Increase in checks not yet presented for payment	10.3	1.9	7.1	1.7
Proceeds from issuance of debt, net of costs	—	318.5	2,514.4	609.6
Repurchase of redeemable convertible preferred stock and redemption of purchase rights	—	—	(336.8)	(277.2)
Repayment of debt	(154.7)	(360.2)	(869.0)	(662.3)
Revolver repayments	(268.1)	(23.0)	(869.0)	(304.2)
Borrowings under the Revolver	295.5	5.0	934.9	268.0
Repurchase of warrants	(53.1)	—	(53.1)	—
Proceeds from option exercises	8.0	—	31.6	7.4

Net cash (used in) provided by financing activities	(162.1)	(57.8)	1,360.1	(357.0)
Increase (decrease) in cash and cash equivalents	3.1	2.3	148.4	(3.0)
Cash and cash equivalents, beginning of period	153.1	5.5	7.8	10.8

Cash and cash equivalents, end of period	$156.2	$7.8	$156.2	$7.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 6
CONDENSED CONSOLIDATED STATEMENTS OF PRE-TAX (LOSS) INCOME
Reconciliation of Reported to Unaudited Condensed Consolidated Adjusted and Combined Adjusted Amounts

Amounts in millions

	Three Months Ended December 31, 2006

	RHD Reported	Adjustments (2)		Adjusted

Net revenue (1)	$618.9	$47.3	(3)	$666.2
Expenses	341.7	(21.7	)(3)	320.0
Depreciation and amortization	90.4	—		90.4

Total expenses	432.1	(21.7)		410.4

Operating income	186.8	69.0		255.8
Interest expense, net	(207.4)	(2.4	)(4)	(209.8)

Pre-tax (loss) income	$(20.6)	$66.6		$46.0

	Three Months Ended December 31, 2005

	RHD Reported	Adjustments (2)		RHD Adjusted	Dex Media Reported (2)	Combined Adjusted

Net revenue (1)	$261.1	$—		$261.1	$414.0	$675.1
Expenses	128.4	(10.0	)(3)	118.4	207.4	325.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 7
CONDENSED CONSOLIDATED STATEMENTS OF PRE-TAX (LOSS) INCOME
Reconciliation of Reported to Unaudited Condensed Consolidated Pro Forma Adjusted and Combined Adjusted Amounts

Amounts in millions

	Year Ended December 31, 2006

	RHD Reported	Adjustments (2)		Pro Forma Adjusted

Net revenue (1)	$1,895.9	$789.2	(3)	$2,685.1
Expenses	1,129.5	108.8	(3)	1,238.3
Depreciation and amortization	323.6	20.5	(4)	344.1

Total expenses	1,453.1	129.3		1,582.4

Operating income	442.8	659.9		1,102.7
Interest expense, net	(765.0)	(79.2	)(4)	(844.2)

Pre-tax (loss) income	$(322.2)	$580.7		$258.5

	Year Ended December 31, 2005

	RHD Reported	Adjustments (2)		RHD Adjusted	Dex Media Reported (2)	Combined Adjusted

Net revenue (1)	$956.6	$85.0	(3)	$1,041.6	$1,658.4	$2,700.0
Expenses	496.3	(49.9	)(3)	446.4	757.2	1,203.6

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 8a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions

Year Ended December 31, 2006

Reconciliation of operating income - GAAP to EBITDA (5) and pro forma adjusted EBITDA (5)
Operating income - GAAP	$442.8
Plus depreciation and amortization	323.6

EBITDA	766.4
Plus net revenue from directories that published prior to acquisitions that would have been recognized during the period absent purchase accounting adjustments required under GAAP.	789.2
Less expenses on Dex Media-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting required under GAAP, net of amortized deferred cost uplift on Dex Media and AT&T sales contracts as of their respective acquisition dates plus, for the year ended December 31, 2006, professional fees associated with the Dex Media transaction paid for by Dex Media.	(108.8)

Pro forma adjusted EBITDA including SFAS No. 123 R	1,446.8
Plus SFAS No. 123 R Expense	43.3

Pro forma adjusted EBITDA	$1,490.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 8b
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)

Amounts in millions

Year Ended December 31, 2006

Reconciliation of cash flow from operations - GAAP to pro forma adjusted cash flow from operations and pro forma adjusted free cash flow
Cash flow from operations - GAAP	$768.3
Add: Dex Media cash flow from operations for January 2006 - GAAP	39.7
Add: Professional fees related to the Dex Media Merger paid for by Dex Media	7.5

Pro forma adjusted cash flow from operations	815.5
Less: additions to fixed assets and computer software - GAAP	78.5
Less: Dex Media additions to fixed assets and computer software for January 2006 - GAAP	1.1

Pro forma adjusted free cash flow	$735.9

As of December 31, 2006

Reconciliation of debt - GAAP to net debt - excluding fair market value adjustment (6)
Debt - GAAP	$10,403.1
Less: Cash and cash equivalents	(156.2)

Net debt - GAAP	10,246.9
Less: Fair market value adjustment due to purchase accounting	(195.9)

Net debt - excluding fair market value adjustment	$10,051.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 8c
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)

Amounts in billions

Full Year 2007 Outlook

Reconciliation of adjusted EBITDA excluding SFAS No. 123 R outlook to operating income - GAAP outlook
Adjusted EBITDA excluding SFAS No. 123 R outlook	$1.44
Less: Depreciation and amortization	(0.36)
Less: SFAS No. 123 R expense	(0.03)

Adjusted operating income outlook	1.05
Less: Deferred cost uplift	(0.03)

Operating income - GAAP outlook	$1.02

Full Year 2007 Outlook

Reconciliation of cash flow from operations - GAAP outlook to free cash flow outlook
Cash flow from operations - GAAP outlook	$0.69
Less: Additions to fixed assets and computer software	(0.07)

Free cash flow outlook	$0.62

Full Year 2007 Outlook

Reconciliation of net debt - GAAP outlook to net debt - excluding fair market value adjustment outlook
Net debt - GAAP outlook	$9.7
Less: Fair market value adjustment due to purchase accounting	(0.2)

Net debt - excluding fair market value adjustment outlook	$9.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 9
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR
(unaudited)

Amounts in millions, except percentages

	Three Months Ended				Twelve Months Ended

	March 31	June 30	September 30	December 31	December 31

2006 RHD advertising sales(7)	$707.0	$724.7	$533.9	$682.6	$2,648.2
2005 RHD publication sales disclosed in 2005 Form 10-Q’s and Form 10-K	256.6	253.2	223.6	293.5	1,026.9
2005 Dex Media implied publication sales disclosed in Dex Media’s second quarter 2005 press release	452.2
2005 Dex Media publication sales disclosed in Dex Media’s 2005 quarterly press releases		457.1	421.7	411.0	1,728.0
Adjustments for changes in publication dates and definition of advertising sales	(2.3)	40.3	(100.7)	(11.1)	(59.8)

RHD 2005 advertising sales	$706.5	$750.6	$544.6	$693.4	$2,695.1

Advertising sales percentage change over prior year	0.1%	(3.4)%	(2.0)%	(1.6)%	(1.7)%

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 10.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 10
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA AND NON-GAAP MEASURES

(1)

Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory’s life, which is typically 12 months.  Revenue with respect to Internet-based advertising that is not bundled with print advertising is recognized ratably over the period the advertisement appears on the site. Revenue with respect to our other products and services is recognized as delivered or fulfilled.

(2)

As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated purchase accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance.  Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period.  Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

Adjusted and pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.  In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt balance described in footnote 4. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Combined adjusted 2005 results reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex Media reported GAAP results for the period.

The adjusted, pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method.  As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories that were not yet published at the transaction date has been excluded from adjusted, pro forma adjusted and combined adjusted results. See Schedules 6 and 7 for details of all adjustments to the reported GAAP results.

(3)

Adjustments for the three months and years ended December 31, 2006 and 2005 include revenue and expenses for directories acquired as a result of the Dex Media and AT&T transactions, respectively, that published prior to each transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before each transaction date for directories not yet published at the transaction date has also been removed from both periods presented. Adjustments to operating expenses for the year ended December 31, 2006 also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.

R.H. DONNELLEY CORPORATION	Schedule 10 (cont’d)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA AND NON-GAAP MEASURES (cont’d)

(4)

As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair market value. Adjusted and pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media’s debt. Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. Adjusted and pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(5)

EBITDA represents earnings before interest, taxes, depreciation and amortization.  Pro forma adjusted EBITDA represents pro forma adjusted earnings before interest, taxes, depreciation and amortization.  EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP.  In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the year ended December 31, 2006 includes a charge of $43.3 million for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 R, Share-Based Payment.

(6)

Net debt - GAAP represents total debt less cash and cash equivalents on the respective date. Net debt – excluding fair market value adjustments represents net debt – GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 4 above.

(7)

Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Note:  These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.